Exhibit 10.1

AMENDMENT TO THE

SUPPLEMENTAL SENIOR EXECUTIVE RETIREMENT PLAN

WHEREAS, Progress Energy, Inc. (the “Company”) has previously established and adopted the Progress Energy, Inc. Supplemental Senior Executive Retirement Plan (the “Plan”) to provide to certain executive officers pension benefits above those earned under the Company’s qualified pension plan; and

WHEREAS, on January 8, 2011, the Company, Duke Energy Corporation and Diamond Acquisition Corporation entered into an Agreement and Plan of Merger (the “Merger Agreement”) that requires the Company to amend the Plan as soon as practicable after the date of the Merger Agreement to restrict participation in the Plan following the date of the Merger Agreement; and

WHEREAS, Article VIII of the Plan grants the Company’s Board of Directors the right to amend the Plan at any time; and

WHEREAS, it is deemed advisable to amend the Plan to provide that (i) no individual, other than the ten individuals who were on the Company’s Senior Management Committee as of the date of the Merger Agreement, will become eligible to participate in the Plan, and (ii) all employment with the Company and its affiliates (including Duke Energy Corporation and its affiliates) following the closing date of the transactions described in the Merger Agreement shall be treated as service at the level of “Senior Vice President and above” for purposes of eligibility to participate in the Plan.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended in the following respects, effective as of January 8, 2011:

1.	Section 3.1 of the Plan is amended by adding the following at the end thereof:

For purposes of determining eligibility to participate under this Plan, employment with a Company or its affiliates (including Duke Energy Corporation and its affiliates) after the closing date of the transactions described in the Agreement and Plan of Merger, dated as of January 8, 2011, between Duke Energy Corporation, Diamond Acquisition Corporation and Progress Energy, Inc. shall be treated as service at the level of "Senior Vice President and above". Notwithstanding anything to the contrary, an individual who was not one of the ten members of the Senior Managemenet Committee of the Sponsor on January 8, 2011 shall not be eligible to participate in this Plan.

2.	In all other respects the Plan is hereby ratified and confirmed.

IN WITNESS WHEREOF, this Amendment to the Supplemental Senior Executive Retirement Plan has been executed this ___ day of March, 2011.

PROGRESS ENERGY, INC.

By:__________________________